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                                  [LETTERHEAD]

                                                           Exhibit 23.1


     We consent to the incorporation by reference of our report dated February 14, 2000, with respect to the financial statements of MICROLAN SYSTEMS, INC., and February 15, 2000 with respect to MADISON CONSULTING RESOURCES, INC., and MADISON CONSULTING RESOURCES (NJ) INC., in the Registration Statements (S-8, No. 333-84679 and No. 333-31298) pertaining to the FutureLink Corp. Stock Option Plan, included in FutureLink Corp.'s Current Report on Form 8-K dated March 15,2000.



                                                   Joel E. Sammet & Co.


                                                   /s/ Franklin M. Jacobson
                                                   -----------------------------
                                                   Franklin M. Jacobson